Exhibit 3.3

(Seal)	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY • DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.  Name of corporation:

Stevens Resources, Inc (E0489842009-2)

2.  The articles have been amended as follows: (provide article numbers, if available)

The Articles have been amended as followed: Article # 3: Number of shares with par value was 75,000 at .0010 and has been changed to 75,000,000 at .0010

3.  The undersigned declare that they constitute at least two-thirds of the following:

(check only one box)                                                ☒ incorporators                                           ☐ board of directors

4. Effective date of filing: (optional)	9/9/09
(must not be later than 90 days after the certificate is filed)

5.  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.  Signatures: (If more than two signatures, attach an 8 1/2’’ x 11’’ plain sheet with the additional signature.)

X      /s/ Justin Miller                                                             X
_________________________________________                         _________________________________________
Authorized Signature                                                                                Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-Before Revised: 3-6-09